                                                                          Page 1
Chase Manhattan Auto Grantor Trust 1996-B
                                                 Statement to Certificateholders
                                                                February 15 2001

        DISTRIBUTION IN DOLLARS
                ORIGINAL          PRIOR                                                                                 CURRENT
                  FACE          PRINCIPAL                                                    REALIZED     DEFERRED      PRINCIPAL
CLASS            VALUE           BALANCE         PRINCIPAL       INTEREST          TOTAL       LOSES      INTEREST      BALANCE
A         1,478,422,107.71    47,487,360.11    8,636,205.51     261,576.21     8,897,781.72    0.00        0.00       38,851,154.60
B            45,725,000.00     1,468,700.65      267,102.67       8,273.68       275,376.35    0.00        0.00        1,201,597.98
TOTALS    1,524,147,107.71    48,956,060.76    8,903,308.18     269,849.89     9,173,158.07    0.00        0.00       40,052,752.58

    FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                                          PASS-THROUGH RATES
               PRIOR                                                              CURRENT                              CURRENT
              PRINCIPAL                                                          PRINCIPAL                CLASS       PASS THRU
CLASS          FACTOR           PRINCIPAL         INTEREST         TOTAL           FACTOR                                RATE
A              32.12029897       5.84150187      0.17692931     6.01843119      26.27879710                 A         6.610000%
B              32.12029852       5.84150180      0.18094434     6.02244615      26.27879672                 B         6.760000%
TOTALS         32.12029896       5.84150187      0.17704977     6.01855164      26.27879709



IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
Maria Inoa
The Chase Manhattan Bank - Structured Finance Services
450 W. 33rd Street, 14th Floor,
New York, New York 10001
Tel: (212) 946-3676
Fax: 212) 946-8552
Email: maria.inoa@chase.com


                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                                                                          Page 2
Chase Manhattan Auto Grantor Trust 1996-B

                                February 15 2001
                         STATEMENT TO CERTIFICATEHOLDERS

                                     Due Period                              53
                                     Due Period Beg Date               01/01/01
                                     Due Period End Date               01/31/01
                                     Determination Date                02/09/01

Section 5.8(iii) Servicing Fee
Section 5.8(iii) Servicing Fee per $1000

Section 5.8(v) Pool Balance at the end of the Collection Period

Section 5.8(vi) Net Losses for Collection Period

Section 5.8(vii) Carryover Shortfall for Collection Period
                 Class A Interest                                         0.00
                 Class B Interest                                         0.00
                 Class A Principal                                        0.00
                 Class B Principal                                        0.00
                 TOTAL                                                    0.00

Section 5.8(viii) Reserve Account Balance after Disbursement

Section 5.8(ix) Specified Reserve Account Balance

Section 5.8(x) Repurchase Amounts for Repurchased Receivables
                 By Seller                                                0.00
                 By Servicer                                         84,021.15
                 TOTAL                                               84,021.15




                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                                                                          Page 3
Chase Manhattan Auto Grantor Trust 1996-B

                                February 15 2001
                        STATEMENT TO CERTIFICATEHOLDERS

Section 5.8(xi) Advance Summary for Collection Period
            Unreimbursed Advances for Previous Period              3,929,893.98
            Unreimbursed Advances for Period                       3,881,244.48
            Change From Previous Periods                             -48,649.50

            Reimbursed advance from collections                       96,181.82
            Reimbursed advance from liquidation proceeds               5,382.68
            Reimbursed advance from reserve account withdrawals            0.00



                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION